UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
May 17, 2012
RAYONIER INC.
COMMISSION FILE NUMBER 1-6780
Incorporated in the State of North Carolina
I.R.S. Employer Identification Number 13-2607329
1301 Riverplace Boulevard, Jacksonville, Florida 32207
(Principal Executive Office)
Telephone Number: (904) 357-9100
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

RAYONIER INC.

Item 4.01.	Changes in Registrant's Certifying Accountant

(a), (b) The Audit Committee of the Board of Directors (the "Audit Committee") of Rayonier Inc. (the "Company") has completed a competitive process to review the appointment of the Company's independent registered public accounting firm for the year ending December 31, 2012. The Audit Committee invited several firms to participate in this process, including Deloitte & Touche LLP ("Deloitte & Touche"), the Company's independent registered accounting firm since May 22, 2002.
As a result of this process and following careful deliberation, on May 17, 2012, the Audit Committee approved the engagement of Ernst & Young LLP ("Ernst & Young") as the Company's independent registered public accounting firm, effective upon completion of their client acceptance process, and dismissed Deloitte & Touche from that role. Ernst & Young advised the Company that it had successfully completed the client acceptance process on May 22, 2012.
Deloitte & Touche's reports on the Company's consolidated financial statements as of and for the fiscal years ended December 31, 2011 and December 31, 2010 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the fiscal years ended December 31, 2011 and 2010, and the subsequent interim period through May 17, 2012, there were (i) no "disagreements" as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, between the Company and Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Deloitte & Touche, would have caused Deloitte & Touche to make reference to the subject matter of the disagreement(s) in its audit reports on the Company's consolidated financial statements for such years, and (ii) no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K.
The Company provided Deloitte & Touche with a copy of the disclosures it is making in this Current Report on Form 8-K. The Company requested that Deloitte & Touche furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made herein. A copy of Deloitte & Touche's letter dated May 23, 2012 is attached as Exhibit 16.1 hereto.
During the fiscal years ended December 31, 2011 and 2010, and the subsequent interim period through May 22, 2012, neither the Company nor anyone acting on its behalf has consulted with Ernst & Young with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Ernst & Young concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a "disagreement" or "reportable event" as those terms are defined in Item 304(a)(1) of Regulation S-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amendment to the Rayonier Incentive Stock Plan
On May 17, 2012, the Company's shareholders approved an amendment to the Rayonier Incentive Stock Plan (the "Stock Plan”) to increase the number of shares available for award. A copy of the Stock Plan, as amended, is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amendments to Amended and Restated Articles of Incorporation
On May 17, 2012, the Company's shareholders approved amendments to the Company's Amended and Restated Articles of Incorporation (the “Articles of Incorporation”), as follows:

(i)	An amendment to Article II to increase the number of Common Shares that the Company is authorized to issue from 240 million to 480 million shares; and

(ii)	An amendment to Article V to remove the Board's classified structure.
The amendments became effective as of May 21, 2012. A copy of the amended Articles of Incorporation is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders

The 2012 Annual Meeting of Shareholders of the Company was held on May 17, 2012 (the “Annual Meeting”). At the Annual Meeting, shareholders of the Company approved the following matters submitted to them for consideration:

				Broker
Election of Class III Directors, Terms Expire in 2015	Votes For	Votes Against	Abstain	Non-Votes
Richard D. Kincaid	76,993,901	11,851,377	124,303	19,931,264
V. Larkin Martin	85,455,685	3,356,059	157,837	19,931,264
James H. Miller	85,534,542	3,294,337	140,702	19,931,264
Ronald Townsend	82,097,320	6,420,267	451,994	19,931,264

Election of Class I Director, Term Expires in 2013
Thomas I. Morgan	85,963,525	2,602,219	403,837	19,931,264

Proposal to Amend the Articles of Incorporation to Remove the Board's Classified Structure	87,731,850	1,062,828	174,903	19,931,264

Proposal to Amend the Articles of Incorporation to Increase the Authorized Shares	104,448,003	4,224,200	228,642	—

Proposal to Amend the Rayonier Incentive Stock Plan to Increase the Number of Shares Available under the Plan	74,901,811	13,110,510	957,260	19,931,264

Proposal to Reapprove the Material Terms of Performance-Based Awards Under the Rayonier Incentive Stock Plan	83,413,491	4,541,478	1,014,612	19,931,264

Advisory Vote on the Compensation of Named Executive Officers	83,995,684	3,832,415	1,141,482	19,931,264

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

3.1	Amended and Restated Articles of Incorporation of Rayonier Inc.
10.1	Rayonier Incentive Stock Plan
16.1	Letter dated May 23, 2012 from Deloitte & Touche LLP to the Securities and Exchange Commission

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYONIER INC. (Registrant)

BY:	/s/ HANS E. VANDEN NOORT
Hans E. Vanden Noort
Senior Vice President and
Chief Financial Officer
May 23, 2012

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION	LOCATION
3.1	Amended and Restated Articles of Incorporation of Rayonier Inc.	Filed herewith
10.1	Rayonier Incentive Stock Plan	Filed herewith
16.1	Letter dated May 23, 2012 from Deloitte & Touche LLP to the Securities and Exchange Commission	Furnished herewith

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